                            H&Q HEALTHCARE INVESTORS
                          H&Q LIFE SCIENCES INVESTORS
                          30 Rowes Wharf, Fourth Floor
                        Boston, Massachusetts 02110-3328
                                 (617) 310-0567

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
H&Q HEALTHCARE INVESTORS and H&Q LIFE SCIENCES INVESTORS:

    An Annual Meeting of Shareholders of H&Q Healthcare Investors and of H&Q Life Sciences Investors (each a "Fund") will be held on Friday, June 8, 2001, at 9:00 a.m. at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110, for the following purposes:

    (1) Election of Trustees of the Fund;

    (2) Ratification or rejection of the selection of Arthur Andersen LLP as Independent Public Accountants of the Fund for the fiscal year ending September 30, 2001;

    (3) Transaction of such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

    Although the Annual Meetings are held together for convenience in order to hear common presentations, each Fund's shareholders take action independently of the other. Shareholders of record at the close of business on May 11, 2001 will be entitled to vote at the Annual Meeting or at any adjournment or adjournments thereof.

                                          By Order of the Board of Trustees,

                                          /s/ Kerri A. Bisner
                                          Kerri A. Bisner,
                                          Secretary

May 16, 2001

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE PROXY FOR THE SHARES HELD BY YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR VOTE CAN BE RECORDED. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY, REGARDLESS OF THE SIZE OF YOUR HOLDINGS, SO THAT A QUORUM MAY BE ASSURED.
--------------------------------------------------------------------------------

                            H&Q HEALTHCARE INVESTORS
                          H&Q LIFE SCIENCES INVESTORS

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of H&Q Healthcare Investors ("HQH") and of H&Q Life Sciences Investors ("HQL") (each a "Fund") of proxies to be voted at an Annual Meeting of Shareholders ("Annual Meeting") of the Fund to be held on June 8, 2001, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, dated May 16, 2001. Unless otherwise indicated, all information and each proposal applies separately to each Fund. This Proxy Statement, Notice of Annual Meeting and Proxy Card is first being mailed to shareholders on or about May 16, 2001.

    The Fund's Annual Report with respect to the fiscal year ended
September 30, 2000 was mailed to shareholders on or about November 30, 2000. The Fund will furnish, without charge, a copy of the Annual Report, or the most recent Semi-Annual Report succeeding the Annual Report, if any, to a shareholder upon request. Requests may be sent to the Fund at 30 Rowes Wharf, Fourth Floor, Boston, MA 02110-3328 or be made by calling (800) 327-6679.

                                   PROPOSAL 1
                              ELECTION OF TRUSTEES

    The Fund's Declaration of Trust provides that the Board of Trustees shall be divided into three classes. The term of office of the Class C Trustees expires on the date of the 2001 Annual Meeting, and the term of office of the Class A and Class B Trustees will expire one and two years, respectively, thereafter. Trustees chosen to succeed the Trustees whose terms are expiring will be elected for a three-year term. An effect of staggered terms is to limit the ability of entities or persons to acquire control of the Fund.

    The Fund's Declaration of Trust provides that a majority of the Trustees shall fix the number of the entire Board and that such number shall be at least three and no greater than fifteen. The Board has fixed the number of Trustees at seven. Proxies will be voted for the election of the following three nominees for HQH and two nominees for HQL. Each nominee is presently serving as a Trustee and has consented to continue to so serve. In the event that a nominee is unable to serve for any reason (which is not now expected) when the election occurs, the accompanying Proxy will be voted for such other person or persons as the Board of Trustees may recommend.

    The nominees to serve until the 2004 Annual Meeting are Robert P. Mack, M.D., Eric Oddleifson and Oleg M. Pohotsky for HQH and Lawrence S. Lewin and Uwe E. Reinhardt, Ph.D. for HQL. The Trustees serving until the 2002 Annual Meeting are Alan G. Carr and Henri A. Termeer for HQH and Robert P. Mack, M.D., Eric Oddleifson and Oleg M. Pohotsky for HQL. The Trustees serving until the 2003 Annual Meeting are Lawrence S. Lewin and Uwe E. Reinhardt, Ph.D. for HQH and Alan G. Carr and Henri A. Termeer for HQL. The address for each nominee and Trustee is c/o the Fund at the Fund's address as set forth above.

    The nominees and Trustees and their principal occupations for at least the last five years are as follows:

NAME (AGE), BUSINESS EXPERIENCE AND DIRECTORSHIPS,  SHARES BENEFICIALLY OWNED,
TERM OF TRUSTEESHIP, OTHER POSITIONS WITH THE FUND     AS OF APRIL 1, 2001
AS OF APRIL 1, 2001                                     HQH           HQL
--------------------------------------------------  ------------  ------------
ALAN G. CARR* (66),                                    27,411(1)     14,740
President (since 1992), Director (since 1986) and
Senior Vice President (from 1986-1992) of the
Adviser; Managing Director (from 1992-1999) of
Hambrecht & Quist Group; and President and Trustee
(since 1987) of HQH and (since 1992) of HQL.
LAWRENCE S. LEWIN** (62),                               1,661         2,322
Formerly Chief Executive Officer (from 1970-1999)
of The Lewin Group (healthcare public policy and
management consulting), a subsidiary of Quintiles
Transnational Corp.; Director (since 1989) of
Apache Medical Systems; Director (from 1996-1999)
of Quintiles Transnational Corp.; and Trustee
(since 1987) of HQH, (since 1992) of HQL and
Chairman (since 2000) of HQH and of HQL.
ROBERT P. MACK, M.D. (65),                              2,073           -0-
Orthopedic Surgeon (from 1996-1998) at the
Steadman-Hawkins Orthopedic Clinic and (from
1977-1996) at the Denver Orthopedic Clinic;
Director of the Department of Orthopedic Surgery
at Metropolitan General Hospital and Assistant
Professor of Orthopedics at Case Western Reserve
University, Cleveland, OH (from 1968-1977); and
Trustee (since 1991) of HQH and (since 1992) of
HQL.
ERIC ODDLEIFSON** (66),                                 1,951         1,211
Partner (since 2001), Managing Director (from
1997-2000) of Renewable Resources LLC (forest
properties investment); formerly Managing Director
(from 1995-1997) of UBS Asset Management (forest
properties investment); formerly President,
Director and Chief Investment Officer (from
1984-1995) of Resource Investments, Inc. (forest
properties investment); and Trustee (since 1992)
of HQH and of HQL.
OLEG M. POHOTSKY (54),                                    -0-           -0-
Senior Vice President (since 1991) of
FAC/Equities, a division of First Albany
Corporation (investment bank); and Trustee (since
2000) of HQH and of HQL.
UWE E. REINHARDT, PH.D. (63),                             592           579
Professor of Economics (since 1968) at Princeton
University; and Trustee (since 1988) of HQH and
(since 1992) of HQL.
HENRI A. TERMEER** (55),                                  -0-           -0-
Chairman (since 1988), Chief Executive Officer
(since 1985) and President (since 1983) of Genzyme
Corporation (human healthcare products); Director
(since 1987) of ABIOMED, Inc.; Director (since
1992) of AutoImmune, Inc.; Director (since 1993)
of Genzyme Transgenics; Director (since 1996) of
Diacrin, Inc.; and Trustee (since 1989) of HQH and
(since 1992) of HQL.
                                                       ------        ------
ALL TRUSTEES OF THE FUND AS A GROUP..........          33,688        18,852

---------------------

  * Trustee considered to be an "interested person" within the meaning of the Investment Company Act of 1940 (the "1940 Act") through position or affiliation with Hambrecht & Quist Capital Management Incorporated (the "Adviser").
 **  Member of the Fund's Audit Committee.
(1) Mr. Carr's shares include 470 shares held by a family member as to which he disclaims any beneficial interest.

   During the fiscal year ended September 30, 2000, seven meetings of the Board of Trustees were held. Each Trustee of the Fund listed above who was a Trustee during such fiscal year attended at least 75% of such meetings held while he was a Trustee.

    The Fund has an Audit Committee comprised of Messrs. Lewin, Oddleifson and Termeer, all "Disinterested Trustees" (persons other than those who are interested persons of the Fund or the Adviser as defined in the 1940 Act). The Audit Committee is responsible for reviewing with the Fund's auditors matters related to the Fund's accounting affairs and reviewing the maintenance of the Fund's records and custodian operations. The Board has adopted a written charter for the Audit Committee. The Audit Committee held one meeting during the fiscal year ended September 30, 2000. Each Trustee of the Fund listed above who was an Audit Committee Member during such fiscal year attended the meeting held. The Fund does not have a nominating committee or compensation committee.

    The Fund currently pays each of its Disinterested Trustees an annual fee of $15,000 plus $1,500 for each meeting attended. The Chairman of the Board receives an annual fee of $3,000. Disinterested Trustees are also reimbursed for travel expenses incurred in connection with attending such meetings. For the fiscal year ended September 30, 2000, the Disinterested Trustees received $87,705 from HQH and $84,233 from HQL for fees and reimbursed expenses. No other direct compensation has been paid by the Fund to the Trustees and officers as a group. Trustees and officers of the Fund who hold positions with the Adviser receive indirect compensation from the Fund in the form of the investment advisory fee paid to the Adviser.

                               Compensation Table
                  For the fiscal year ended September 30, 2000

                                       AGGREGATE     ACCRUED PENSION  TOTAL COMPENSATION
DISINTERESTED                         COMPENSATION    OR RETIREMENT   FROM FUND COMPLEX
TRUSTEE                              FROM EACH FUND     BENEFITS         (TWO FUNDS)
----------------------------------------------------------------------------------------
Lawrence S. Lewin                       $17,100              None          $34,200
Robert P. Mack, M.D.                    $17,100              None          $34,200
Eric Oddleifson                         $19,800              None          $39,600
Oleg M. Pohotsky                        $14,700              None          $29,400
Uwe E. Reinhardt, Ph.D.                 $16,200              None          $32,400
Henri A. Termeer                        $17,100              None          $34,200

EXECUTIVE OFFICERS

    The following table sets forth information (Name (Age), Positions with the Fund) for at least the last five years with respect to the executive officers of the Fund not named above. Each officer has been elected by the Board of Trustees and serves at the pleasure of the Trustees.

KERRI A. BISNER (38)

    Secretary (since 1992) and Trustee* (1999) of HQH and of HQL; Chief Operating Officer (since 2000), Senior Vice President (since 1998), Vice President (from 1994-1998) and Secretary (since 2000) of the Adviser.

KIMBERLEY L. CARROLL (45),

    Treasurer and Chief Financial Officer (since 1987) of HQH and (since 1992) of HQL; and Vice President (since 1991) and Treasurer (since 2000) of the Adviser.

-------------------
* On December 9, 1999, The Chase Manhattan Corporation acquired Hambrecht & Quist Group, the indirect parent of the Adviser. Ms. Bisner resigned from the Board of Trustees at that time in order to comply with Section 15(f)(1) of the Investment Company Act of 1940, as amended.

REQUIRED VOTE

    The Fund's Declaration of Trust states that the Trustees shall be elected by the affirmative vote of a majority of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR all nominees.

                                   PROPOSAL 2
                     RATIFICATION OR REJECTION OF SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

    Pursuant to the 1940 Act, at a meeting called for such purpose on November 6, 2000, a majority of the entire Board of Trustees of the Fund, including a majority of the Disinterested Trustees, selected Arthur Andersen LLP as Independent Public Accountants for the Fund for the fiscal year ending September 30, 2001. The Fund has been advised that neither Arthur Andersen nor any of its partners has any direct or material indirect financial interest in the Fund, nor has had any connection during the past three years with the Fund in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    Accounting services to be performed by Arthur Andersen for the Fund will consist of the examination of the annual financial statements of the Fund, consultation on financial, accounting and reporting matters, review and consultation regarding various filings with the Securities and Exchange Commission ("SEC") and attendance at some meetings of the Board of Trustees. Arthur Andersen also will perform non-audit services consisting of review and/or preparation of income tax returns of the Fund.

    Representatives of Arthur Andersen will be present and available for questioning at the Annual Meeting and will have an opportunity to make a statement.

    The following table shows fees paid to Arthur Andersen during the Fund's most recent fiscal year. The information in the column "Audit Fees" shows the amounts paid for the audit and review of financial statements of the Fund. The information in the column "All Other Fees" shows the aggregate amounts paid to Arthur Andersen by the Fund for tax-related services. No other fees were paid by the Fund, the Adviser and all entities controlling, controlled by, or under common control with the Adviser that provide services to the Fund. The Audit Committee of the Board has considered whether Arthur Andersen's provision of services, the compensation for which is disclosed under "All Other Fees" is compatible with maintaining Arthur Andersen's independence.

                                          AUDIT FEES  ALL OTHER FEES*
                                          ----------  ---------------
H&Q Healthcare Investors                   $40,131        $9,500
H&Q Life Sciences Investors                $38,489        $9,500

-------------------

  * Represents aggregate fees billed for all other non-audit services, including tax-related services.

REQUIRED VOTE

    The selection of Arthur Andersen is submitted to the shareholders for ratification and requires the affirmative vote of a majority of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR the selection of Arthur Andersen as Independent Public Accountants for the Fund.

                  INFORMATION PERTAINING TO INVESTMENT ADVISER

    Hambrecht & Quist Capital Management Incorporated, a California corporation, is the investment adviser for each Fund. Under each Fund's Investment Advisory Agreement (each an "Advisory Agreement"), dated April 30, 2000, the Adviser is responsible for the management of the Fund's assets, subject to the supervision of the Board of Trustees. The Adviser manages the investments of the Fund in accordance with its investment objective and policies. The Adviser also is obligated to supervise and perform certain administrative and management services and is obligated to provide the office space, facilities, equipment and personnel necessary to perform its duties. The Fund pays no salaries. The salaries of all officers of the Fund and all personnel of the Fund or of the Adviser performing services relating to research, statistical or investment activities, and of all Trustees who are interested persons of the Fund or of the Adviser, are paid by the Adviser or an affiliate thereof.

    Alan G. Carr serves as President and sole Director of the Adviser. The Adviser's address is 30 Rowes Wharf, Fourth Floor, Boston, MA 02110-3328. The Adviser is wholly-owned by Hambrecht & Quist California, a California corporation, at the address of One Bush Street, San Francisco, California 94104, which is indirectly wholly-owned by J.P. Morgan Chase & Co., at the address of 270 Park Avenue, New York, New York 10017.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and
Section 30(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), as applied to a fund, requires the fund's officers and directors, investment manager, affiliates of the investment manager, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("Reporting Persons"), to file reports of ownership of the fund's securities and changes in such ownership with the SEC and The New York Stock Exchange. Such persons are required by SEC regulations to furnish the fund with copies of all such filings.

    Based solely upon its review of the copies of such forms received by it, and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended September 30, 2000, its Reporting Persons complied with all applicable filing requirements.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Trustees is not aware that any matters are to be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in accordance with the judgment of the persons named as proxies.

                       PROXIES AND VOTING AT THE MEETING

    Shareholders who execute proxies may revoke them at any time before they are voted by written notice to the Secretary of the Fund or by casting a vote at the meeting. All valid proxies received prior to the meeting, or any adjournment or adjournments thereof, will be voted at the meeting and any adjournments thereof. The representation in person or by proxy of a majority of the outstanding shares of the Fund is necessary to constitute a quorum for transacting business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be treated as shares that are present. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Matters on which a choice has been provided will be voted as indicated on the proxy card, and, if no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in Proposal 1 and Proposal 2 of the Notice of Annual Meeting, and will use their best judgment in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the votes for Proposals 1 and 2 that require the approval of a majority of shares voting at the Annual Meeting.

    In the event that sufficient votes in favor of any proposal set forth in the Notice of Annual Meeting are not received by June 8, 2001, the persons named as proxies in the enclosed proxy card may propose one or more adjournments of the meeting to permit further solicitation. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

    As of April 1, 2001, there were issued and outstanding 11,384,353 shares of beneficial interest of HQH and 8,760,367 shares of beneficial interest of HQL. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on May 11, 2001, the record date, will be entitled to vote at the Annual Meeting. As of April 1, 2001, the Trustees and officers of the Fund beneficially owned less than 1% of the outstanding voting securities of the Fund. As of April 1, 2001, HQH and HQL were each not aware of any group that beneficially owned more than 5% of its outstanding voting securities.

                       PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholder proposals for the Fund's 2002 Annual Meeting must be received at the Fund's executive offices at 30 Rowes Wharf, Fourth Floor, Boston, Massachusetts 02110-3328 no later than January 9, 2002 for inclusion in the 2002 Proxy Statement and form of proxy. Submission of such proposals does not insure that they will be included in the 2002 Proxy Statement or submitted for a vote at the 2002 Annual Meeting.

                                    GENERAL

    The Fund will pay the cost of preparing, assembling and mailing the material in connection with solicitation of proxies, and will reimburse brokers, nominees and similar record holders for their reasonable expenses incurred in connection with forwarding proxy material to beneficial holders. In addition to the solicitation by use of the mails, certain officers of the Fund and certain employees of the Adviser, who will receive no compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or facsimile.

                                                        H&Q HEALTHCARE INVESTORS
                                                     H&Q LIFE SCIENCES INVESTORS

May 16, 2001

EXHIBIT A

                            H&Q HEALTHCARE INVESTORS
                          H&Q LIFE SCIENCES INVESTORS
                                (each a "Fund")
                            AUDIT COMMITTEE CHARTER

PURPOSE:

    The principal purpose of the Audit Committee is to assist the Board of Trustees in fulfilling its responsibility to oversee management's conduct of the Fund's financial reporting process, including reviewing the financial reports and other financial information provided by the Fund, the Fund's systems of internal accounting and financial controls and the annual independent audit process.

    In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Fund and the power to retain outside counsel, auditors or other experts for this purpose.

    The outside auditor for the Fund is ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Committee shall be responsible for overseeing the independence of the outside auditor.

MEMBERSHIP:

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements applicable to audit committee members as set forth in Rule 303.01 of the New York Stock Exchange Listed Company Manual. Without limiting the foregoing, each member of the Committee shall:

    - be a person who is not an "interested person" of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended; and

    - have no relationship to the Fund that may interfere with the exercise of his or her independence from management and the Fund.

KEY RESPONSIBILITIES:

    The Committee's role is one of oversight, and it is recognized that the Fund's management is responsible for preparing the Fund's financial statements and that the outside auditor is responsible for auditing those financial statements.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances:

    - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or select for shareholder ratification), evaluate and, where appropriate, replace the outside auditor.

    - The Committee shall review with management and the outside auditor the Fund's audited financial statements.

    - The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Fund's internal controls.

    - The Committee annually shall request, review and discuss a report by the outside auditor delineating all relationships between the outside auditor and the Fund.

    - The Committee shall take, or recommend to the Board to take, appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

COMPLIANCE:

    Ongoing compliance items in connection with the this Charter shall include:

    - The Committee must annually review and reassess the adequacy of the Charter.

    - The independence of each current and future Committee Member must be determined to comply with the provisions of Rule 303.01 of the NYSE Listed Company Manual.

    - The Fund must file a written affirmation with the NYSE within a reasonable period of time after (i) the Board's annual appointment of the Committee; or (ii) the composition of the Committee changes. The written affirmation must be in the form required by the NYSE.

    - Each member of the Committee must be financially literate and one member must have accounting or financial management expertise (as determined by the Board in its business judgement).

                                                                     HQHCM-PS-01